Exhibit 99.1
Ellington Credit Company Announces Financial Results for the Third Fiscal Quarter Ended December 31, 2025
OLD GREENWICH, Connecticut—March 4, 2026—Ellington Credit Company (NYSE: EARN) ("we") today reported financial results for the quarter ended December 31, 2025.
Highlights
•Net asset value (NAV) per share was $5.19 as of December 31, 2025, which includes the effects of distributions of $0.24 per share for the quarter.
•GAAP net income (loss) was $(21.1) million or $(0.56) per share.
•Net investment income ("NII") was $7.8 million, or $0.21 per share.
◦Adjusted net investment income1 was $7.8 million, or $0.21 per share.
•CLO portfolio was $369.5 million as of December 31, 2025.
◦CLO debt investments—$176.9 million.
◦CLO equity investments—$192.6 million.
◦Purchased $65.8 million of CLO investments and sold $17.4 million, across 47 trades.
•Weighted average GAAP yield2 for the quarter was 13.7% on the total CLO portfolio.
•Received $19.1 million in recurring cash distributions3 from the investment portfolio, or $0.51 per share.
Management Commentary
"The fourth calendar quarter was challenging for the CLO equity market. For Ellington Credit, our relative up-in-credit bias and active trading strategy helped partially offset the challenges, as CLO mezzanine debt tranches, which have been a focus of our investment activity in recent months, proved more resilient, and with opportunistic trading contributing positively to results," said Laurence Penn, Chief Executive Officer and President.
"Thanks to our portfolio management strategy, Ellington Credit delivered another quarter of outperformance relative to its peer set. Nevertheless—and as previously reported in our monthly NAV updates—the underperformance in the CLO equity market resulted in a significant drop in our NAV, and thereby a net loss for the quarter overall. We believe that a meaningful portion of the drop in NAV reflected credit spread widening rather than fundamental deterioration, so a substantial portion of these losses could reverse should market conditions normalize.
"Moving forward, we believe that the recent headwinds in CLO equity, spanning the fourth quarter and continuing into 2026, are repricing that market and expanding the opportunity set in a very meaningful way. As a result, while early in 2026 we had favored purchases of mezzanine debt, we now expect to selectively increase our CLO equity position as opportunities arise.
"I am confident that the current market environment plays precisely to our strengths in active investing and trading. Coupled with our substantial credit hedging portfolio coming into 2026, I believe that we are well positioned to capitalize on market dislocations and deliver attractive risk-adjusted returns for shareholders."
Distributions
During and subsequent to the quarter ended December 31, 2025, our Board of Trustees declared the following distributions on our common shares.

Declaration Date	Record Date	Payment Date	Distribution Per Share
October 7, 2025	October 31, 2025	November 28, 2025	$0.08
November 10, 2025	November 28, 2025	December 31, 2025	0.08
December 4, 2025	December 31, 2025	January 30, 2026	0.08
January 8, 2026	January 30, 2026	February 27, 2026	0.08
February 9, 2026	February 27, 2026	March 31, 2026	0.08
1 Adjusted net investment income is a non-GAAP financial measure. See "Reconciliation of Adjusted Net Investment Income to Net Investment Income" below for an explanation regarding the calculation of Adjusted net investment income.
2 Based on amortized cost; used in the calculation of interest income.
3 "Recurring cash distributions" primarily includes distributions received from our CLO investments but excludes cash received from CLO redemptions or sales during the quarter.

Investment Portfolio
The following table summarizes the composition of the investment portfolio as of December 31, 2025.

(In thousands)	Amortized Cost	Fair Value	% of Total Investments
U.S. CLO debt	$139,295	$136,212	36.8%
European CLO debt	41,831	40,700	11.0%
Total CLO debt	181,126	176,912	47.8%
U.S. CLO equity	207,087	187,323	50.7%
European CLO equity	7,111	5,231	1.4%
Total CLO equity	214,198	192,554	52.1%
Total CLO debt and equity	395,324	369,466	99.9%
Other investments	418	419	0.1%
Total investments	$395,742	$369,885	100.0%
Credit Hedges
The following table summarizes our credit hedges, expressed in estimated notional equivalents(1) of the Markit CDX North American High Yield Index (the "Index"), as of December 31, 2025 and September 30, 2025:

	Estimated Index Equivalents
(In thousands)	December 31, 2025	September 30, 2025
Credit Hedges(2)	$(174,824)	$(90,568)
(1)Notional equivalents are estimated based on historical price relationships between credit hedges (and/or their underlying components) and the Index, together with other factors. Our estimations of price relationships between instruments may change over time, and actual price relationships experienced may differ from those previously estimated.
(2)Includes CDS on corporate indices and options on corporate indices and ETFs.
Results of Operations
The following table summarizes our operating results for the quarter ended December 31, 2025:

	Quarter Ended December 31, 2025
	U.S. CLO Debt	European CLO Debt	U.S. CLO Equity	European CLO Equity	Other(1)	Total	Total Per Share(2)
(In thousands, except share and per share amounts)
Interest income	$4,870	$1,311	$6,573	$439	$263	$13,456	$0.35
Other investment income	—	—	215	—	—	215	0.01
Total investment income	4,870	1,311	6,788	439	263	13,671	0.36
Interest expense	(1,299)	(217)	(791)	(29)	—	(2,336)	(0.06)
Other expenses	—	—	—	—	(3,584)	(3,584)	(0.09)
Net investment income	3,571	1,094	5,997	410	(3,321)	7,751	0.21
Net realized gain (loss) on investments	121	240	75	222	12	670	0.02
Change in net unrealized gain (loss) on investments	(4,707)	(2,523)	(18,633)	(1,622)	(41)	(27,526)	(0.74)
Credit and foreign currency hedges, and other activities					(1,962)	(1,962)	(0.05)
Net income (loss)	$(1,015)	$(1,189)	$(12,561)	$(990)	$(5,312)	$(21,067)	$(0.56)
Net income (loss) per share(2)	$(0.03)	$(0.03)	$(0.33)	$(0.03)	$(0.14)	$(0.56)
(1) Includes interest income and net realized and change in unrealized gains (losses) associated with corporate debt and equity investments. Also includes management fees, performance fees, and various other operating expenses.
(2) Based on weighted average shares outstanding of 37,570,694 shares for the quarter ended December 31, 2025.

The following table summarizes our operating results for the quarter ended September 30, 2025:

	Quarter Ended September 30, 2025
	U.S. CLO Debt	European CLO Debt	U.S. CLO Equity	European CLO Equity	Other(1)	Total	Total Per Share(2)
(In thousands, except share and per share amounts)
Interest income	$5,161	$1,256	$6,728	$420	$281	$13,846	$0.37
Other investment income	—	—	305	—	—	305	0.01
Total investment income	5,161	1,256	7,033	420	281	14,151	0.38
Interest expense	(1,296)	(208)	(435)	(25)	—	(1,964)	(0.05)
Other expenses	—	—	—	—	(3,702)	(3,702)	(0.10)
Net investment income	3,865	1,048	6,598	395	(3,421)	8,485	0.23
Net realized gain (loss) on investments	907	223	235	(88)	(16)	1,261	0.03
Change in net unrealized gain (loss) on investments	(61)	(39)	(3,638)	(413)	54	(4,097)	(0.11)
Credit and foreign currency hedges, and other activities					(1,369)	(1,369)	(0.04)
Net income (loss)	$4,711	$1,232	$3,195	$(106)	$(4,752)	$4,280	$0.11
Net income (loss) per share(2)	$0.13	$0.03	$0.08	$—	$(0.13)	$0.11
(1) Includes interest income and net realized and change in unrealized gains (losses) associated with corporate debt and equity investments. Also includes management fees, performance fees, and various other operating expenses.
(2) Based on weighted average shares outstanding of 37,563,048 shares for the quarter ended September 30, 2025.
CLO Performance
During the quarter ended December 31, 2025, prices in the U.S. leveraged loan market broadly declined, with performance diverging sharply by credit quality. Lower-quality CCC-rated loans saw significant price declines, driven in particular by elevated supply from CLOs being reset or liquidated. Reset CLOs typically must sell lower-rated loans to meet debt investor demands, while liquidated CLOs generally have exposure to seasoned portfolios (and hence carry greater exposure to lower-rated credits). Further compounding the weakness in CCC-rated loans was elevated default activity during the quarter. Higher-quality BB-rated loans, conversely, posted modestly positive total returns, as coupon interest more than offset price declines. Those price declines (-0.2% for the quarter) reflected ongoing repricing at lower rates, with price premiums giving way to new issuance at par with tighter spreads. These effects were more pronounced in the European leveraged loan market, where loan prices declined more than in the U.S. across credit ratings.
The weakness in leveraged loans, together with rising credit concerns, led to a widening of CLO debt spreads during the quarter. CLOs with greater exposure to lower-quality loans were most negatively impacted, while higher-quality, seasoned mezzanine debt tranches outperformed as loan prepayment and repricing activity remained elevated. Meanwhile, CLO equity was negatively impacted by loan coupon spread compression and continued weakness in CCC-rated credits. This combination of factors contributed to losses across most CLO equity profiles as both excess interest and underlying asset values in CLOs declined simultaneously.
Meanwhile, despite continued dispersion in credit performance within the high-yield corporate bond market, corporate credit spreads were modestly tighter overall; and equity indexes extended their strong performance, boosted by robust corporate earnings and interest rate cuts.
Our investment portfolio generated negative results for the quarter, as unrealized losses concentrated in CLO equity investments, along with credit hedge losses, exceeded net investment income, trading gains, and the positive impact of deal calls of mezzanine debt positions owned at discounts to par. As of December 31, 2025, our CLO portfolio had a fair value of $369.5 million and a weighted average projected yield of 14.6%, based on fair value, and we held cash and cash equivalents of $24.3 million.

Net Asset Value Summary
The following table summarizes our assets and liabilities as of December 31, 2025:

(In thousands, except share and per share amounts)	December 31, 2025
Assets
Investments, at fair value	$369,885
Cash and cash equivalents	24,271
Other assets	20,807
Total assets	414,963
Liabilities
Reverse repurchase agreements	201,037
Other liabilities	18,892
Total liabilities	219,929
Net asset value	$195,034
Common shares outstanding	37,568,800
Net asset value per common share	$5.19
About Ellington Credit Company
Ellington Credit Company (the "Fund") is a non-diversified closed-end fund that seeks to provide attractive current yields and risk-adjusted total returns by investing primarily in corporate collateralized loan obligations ("CLOs"), with a focus on mezzanine debt and equity tranches. The Fund is externally managed and advised by an affiliate of Ellington Management Group, L.L.C., a leading fixed-income investment manager founded in 1994. The Fund benefits from Ellington’s extensive experience and deep expertise in portfolio management, credit analysis, and risk management.
Conference Call
We will host a conference call at 11:00 a.m. Eastern Time on Thursday, March 5, 2026 to discuss our financial results for the quarter ended December 31, 2025. To participate in the event by telephone, please dial (800) 343-4849 at least 10 minutes prior to the start time and reference the conference ID: EARNQ326. International callers should dial (203) 518-9848 and reference the same conference ID. The conference call will also be webcast live over the Internet and can be accessed via the "For Investors" section of our web site at www.ellingtoncredit.com. To listen to the live webcast, please visit www.ellingtoncredit.com at least 15 minutes prior to the start of the call to register, download, and install necessary audio software. In connection with the release of these financial results, we also posted an investor presentation, that will accompany the conference call, on our website at www.ellingtoncredit.com under "For Investors—Presentations."
A dial-in replay of the conference call will be available on Thursday, March 5, 2026, at approximately 2:00 p.m. Eastern Time through Thursday, March 12, 2026 at approximately 11:59 p.m. Eastern Time. To access this replay, please dial (800) 839-5635. International callers should dial (402) 220-2561. A replay of the conference call will also be archived on our web site at www.ellingtoncredit.com.
Cautionary Statement Regarding Forward-Looking Statements
This release may contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical in nature and can be identified by words such as "anticipate," "estimate," "will," "should," "may," "expect," "project," "believe," "intend," "seek," "plan" and similar expressions or their negative forms, or by references to strategy, plans, or intentions. Forward-looking statements are based on our beliefs, assumptions and expectations of our future operations, business strategies, performance, financial condition, liquidity and prospects, taking into account information currently available to us. These beliefs, assumptions, and expectations are subject to numerous risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations and strategies may vary materially from those expressed or implied in our forward-looking statements. The following factors are examples of those that could cause actual results to vary from those stated or implied by our forward-looking statements: changes in interest rates and the market value of our investments, market volatility, changes in the default rates on corporate loans, our ability to borrow to finance our assets, changes in government regulations affecting our business, a deterioration in the market for collateralized loan obligations, our ability to adapt to the new regulatory regime associated with our conversion to a closed-end fund/RIC, potential business disruption related to our conversion to a closed-end fund/RIC, ability to achieve the anticipated benefits of our conversion to a closed-end fund/RIC, and other changes in market conditions and economic trends, such as changes to fiscal or monetary policy, heightened inflation, increased tariffs, slower growth or recession, and currency fluctuations. Furthermore, as stated above, forward-looking statements are subject to numerous risks and uncertainties, including, among other things, those described under the heading “Risk Factors” in our Registration Statement on Form N-2, which can be accessed through the link to our SEC filings under "For Investors" on our website (at www.ellingtoncredit.com) or at the SEC's website (www.sec.gov). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected or implied may be described from time to time in reports we file with the SEC, and is not possible for us to predict or identify them all. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
This release and the information contained herein do not constitute an offer of any securities or solicitation of an offer to purchase securities.
Reconciliation of Adjusted Net Investment Income to Net Investment Income
We calculate Adjusted Net Investment Income as net investment income adjusted for: (i) non-recurring expenses; and (ii) net realized and change in net appreciation (depreciation) associated with periodic settlements on interest rate swaps. Adjusted Net Investment Income is a supplemental non-GAAP financial measure. We believe that the presentation of Adjusted Net Investment Income provides information useful to investors, because: (i) we believe that it is a useful indicator of both current and projected long-term financial performance, in that it excludes the impact of certain expenses that we believe are less useful in forecasting long-term performance and distribution-paying ability; and (ii) we believe that realized and accrued periodic settlements on interest rates swaps are similar to net interest income and are more appropriately classified as recurring.
Our calculation of Adjusted Net Investment Income may differ from the calculation of similarly titled non-GAAP financial measures by our peers, with the result that these non-GAAP financial measures might not be directly comparable. In addition, because Adjusted Net Investment Income is an incomplete measure of our financial results and differs from net investment income computed in accordance with U.S. GAAP, it should be considered supplementary to, and not as a substitute for, net investment income computed in accordance with U.S. GAAP.
In setting our distributions, our Board of Trustees considers our earnings, liquidity, financial condition, distribution requirements, and financial covenants, along with other factors that the Board of Trustees may deem relevant from time to time.
The following table reconciles, for the quarters ended December 31, 2025 and September 30, 2025, our Adjusted Net Investment Income to the line on our Consolidated Statement of Operations entitled Net Investment Income, which we believe is the most directly comparable U.S. GAAP measure:

	Quarter Ended
(In thousands except share amounts and per share amounts)	December 31, 2025	September 30, 2025
Net Investment Income	$7,751	$8,485
Adjustments:
Less: Non-recurring expenses—Strategic transformation costs	(49)	(35)
Plus: Net realized and change in net appreciation (depreciation) on periodic settlements of interest rate swaps	2	—
Adjusted Net Investment Income	$7,802	$8,520
Weighted Average Shares Outstanding	37,570,694	37,563,048
Adjusted Net Investment Income Per Share	$0.21	$0.23